Pledge of Equity Agreement

October 2011

Wuhan China

Pledge of Equity Agreement

This Pledge of Equity Agreement (this "Agreement") is entered into by and between the following two parties in Wuhan China on October [20], 2011:

Party A: Yang Wen, with the address at No. 98, Luyushang Street, Jingling Office, Tianmen, Hubei Province, holding a 4.1667% equity interest in Wuhan Kingold Jewelry Co., Ltd.

Party B: Wuhan Vogue-Show Jewelry Co., Ltd., a Wholly-Owned Foreign Enterprise ("WFOE") registered in Wuhan of the PRC, with legal registered office at 5th Floor 1-3, No. Te 15, Economic Development Zone, Jiang'an District, Wuhan.

Whereas:

1. Party A is one of the shareholders of Wuhan Kingold Jewelry Co., Ltd. (hereinafter referred to as "Kingold Jewelry"), and duly and legally holds a 4.1667% equity interest in Kingold Jewelry.
2. Wuhan Kingold Jewelry Co., Ltd. is a corporation incorporated and validly existing in the territory of the PRC pursuant to the law of the PRC with license registration number: 420100000023089 and legal registered office at No. Te 15, Huangpu Science and Technology Park, Jiang'an District, Wuhan.
3. In order to guarantee the obligations of Kingold Jewelry and/or all its shareholders, including but not limited to Party A, under the Exclusive Management Consulting and Technical Support Agreements and its supplemental agreements, Shareholders' Voting Proxy Agreements and Purchase Option Agreements (collectively referred to as "Onshore Agreements") entered into by Party B, Kingold Jewelry and/or all its shareholders, including but not limited to Party A, Party A agrees to pledge her 4.1667% equity interest in Kingold Jewelry to Party B as a guarantee for the performance of the Onshore Agreements by the related responsible parties pursuant to the terms and conditions of this Agreement, and Party B agrees to accept such pledge provided by Party A.

NOW, THEREFORE, under the principle of equality and mutual benefit and with the

consensus reached through negotiation, both parties have entered into this Agreement and agreed to abide by it pursuant to the applicable laws, regulations and rules of the PRC (the "PRC laws").

Clause 1 Pledge of Equity

1.1 In order to guarantee all obligations and liabilities of Kingold Jewelry and/ or all its shareholders, including but not limited to Party A, under the Onshore Agreements, Party A agrees to pledge the Pledged Equities (as defined in Clause 4 herein) under this Agreement to Party B pursuant to the terms and conditions of this Agreement, and Party B agrees to accept the above equity pledge, and have priority right to the proceeds from the conversion, auction, sale or otherwise of the Pledged Equities.

1.2 Unless consent in writing by Party B, after the execution of this Agreement, the pledge under this Agreement will be discharged only when Kingold Jewelry and all its shareholders have performed all the obligations and liabilities under the Onshore Agreements and Party B confirms such performance in writing. If Kingold Jewelry or any of its shareholders have not performed all or part of its or their obligations or liabilities under the Onshore Agreements at the expiration of such agreements, Party B will maintain the pledge hereunder up to the date when all such obligations and liabilities are fully performed.

Clause 2 Representations and Warranties

2.1 Party A represents and warranties to Party B, on the day of execution of this Agreement:

2.1.1 Party A has the right to execute this Agreement and the capability to perform the same;

2.1.2 Party A has acquired all the necessary consents and approvals of any requisite third party and government authority to enter into and perform this Agreement and this Agreement does not violate the laws and contracts binding or affecting it;

2.1.3 Upon the execution, this Agreement will constitute the legal, valid, binding obligation of both parties and both parties will be subject to compulsory enforcement pursuant to the terms and conditions of this

Agreement;

2.1.4 Party A is the exclusive and duly owner of the Pledged Equities, and has the right to set the pledge of the first priority on such Pledged Equities for Party B;

2.1.5 Except for the pledge under this Agreement, there is not: (i) any other encumbrance or any security interests for the benefit of any third party on the equity interests pledged by Party A (including but not limited to pledge); (ii) any mortgages or other guarantee rights set for any third party; (iii)any pending or possible civil, administrative or criminal litigation or administrative punishment or arbitration relating to the equity interests hereunder on the date of execution of this Agreement; (iv)any trusts or conditions of limited use; (v) any exemptions from lawsuit, execution, enforcement or other legal proceedings; or (vi) any outstanding taxes, fees or undecided legal procedures related with the equity interests hereunder on the date of execution of this Agreement;

2.1.6 Party A has not effected and will not effect an event of default and have no knowledge of any risk of an Event of Default (defined in Clause 7) under this Agreement or any other agreement to which the Party A is a party;

2.1.7 Party A does not have any circumstances that go against laws, regulations or rules and may have material and adverse effect on the validity, effect, performance and enforceability of this Agreement; and

2.1.8 To the best knowledge of Party A, no court, arbitral tribunal or government authority starts to take any legal proceedings or administrative proceedings against Party A or its Pledged Equities, neither does any courts, arbitral tribunals or government authority start to file any legal proceedings or administrative proceedings against Party A or its Pledged Equities, and Party A has no knowledge of any such risks.

2.2 Party B presents and warranties to Party A on the day of execution of this Agreement:

2.2.1 it has the right to execute this Agreement and the capability to perform the same;

2.2.2 it has carried out necessary internal decision-making procedures, obtained proper authority, acquire the necessary consents and approvals of any third party and government authority to enter into and perform this Agreement and it does not go against the laws and contracts binding or affecting it; and

2.2.3 upon the execution, this Agreement will constitute the legal, valid, binding obligation of all parties and all parties shall be subject to compulsory enforcement pursuant to the terms and conditions of this Agreement.

Clause 3 Guaranteed Liabilities

The liabilities guaranteed under this Agreement are the obligations and liabilities of Kingold Jewelry and/or all its shareholders, including but not limited to PartyA, incurred under the Onshore Agreements (including the extended agreements to these agreements and the revised and supplementary agreements to such agreements), including but not limited to the fees (including legal fees), expenses, interests, losses, liquidated damages and compensations that Kingold Jewelry and/or all its shareholders shall make under the Onshore Agreements, interest, liquidated damages, indemnities, creditor's right realization fees arising out of and in relation to the Onshore Agreements, the damages and other fees that are payable by Kingold Jewelry and/or any related responsible parties to Party B due to the default, and civil liabilities that Kingold Jewelry and all its shareholders shall bear in case the Onshore Agreements wholly or partially become null and void due to any reason.

Clause 4 Pledged Equities

The Pledged Equities are the 4.1667% equity interest in Kingold Jewelry which Party A duly and legally holds and all rights and proceeds of or in relation to such equity interest.

Clause 5 Pledge Procedures and Transaction

Within thirty (30) days of the execution of this Agreement, both parties shall transact the registration procedures in relation to this pledge of equity at Wuhan Administration for Industry and Commerce.

Clause 6 Party A's Undertaking

Within the term of this Agreement, Party A undertakes to Party B that:

6.1 without the prior written consent of Party B, Party A shall not set any other guarantees (whether prevailing over the pledge under this Agreement or not) or other restrictive conditions on all or part of the Pledged Equities;

6.2 without the prior written consent of Party B, Party A shall not sell, lease, lend, transfer, assign, grant, repledge, trust, or participate in equity investment by, the Pledged Equities or dispose by any other means all or part of the Pledged Equities;

6.3 Party A shall not use or allow others to use the Pledged Equities for any actions or events against law or this Agreement;

6.4 after receiving any notice, order, ruling, verdict or other instruments in relation to the Pledged Equities from the government, judicial authority or arbitral organization of the PRC, Party A shall immediately notify Party B and within the period provided by law take all necessary steps to reduce the risks that such notice, order or other instruments may bring to the Pledged Equities. Where Party B deems necessary, Party A shall file a lawsuit, arbitration or administrative lawsuit against the above notice, order or other instruments and bear all fees that arising therefrom and in relation thereto;

6.5 Party A shall timely notify Party B of any events or any received notices which may affect Party A's equity interest or any part of its right, and any events or any received notices which may change Party A's covenants and obligations under this Agreement or which may affect Party A's performance of its obligations under this Agreement, and take actions in accordance with the instructions of Party B;

6.6 Party A agrees that Party B's right of exercising the pledge pursuant to this Agreement shall not be suspended or hampered by Party A or any successors or transferees of Party A or any other persons;

6.7 Party A warrants to Party B that in order to protect or perfect the security over the obligations of Wuhan Kingold and/or all its shareholders under the Onshore Agreements, Party A shall execute in good faith and cause other parties who have interests in the pledge to execute all the title certificates, contracts, and /or perform and cause other parties who have interests to take action as required by Party B and make access to exercise the rights and authorization vested in Party B under this Agreement, and provides Party B with all the documents regarded as necessary to Party B within the reasonable time; and

6.8 Party A warrants to Party B that Party A will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of Party B. Party A shall indemnify Party B for all the damages suffered by Party B for the reasons that Party A does not perform or fully perform their guarantees, covenants, agreements, representations and conditions.

Clause 7 Event of Default

7.1 The following events shall be regarded as an Event of Default:

7.1.1 where Party A and related responsible parties fail to perform any obligations under the Onshore Agreements in time or fails to discharge any guaranteed liability as scheduled in full sum;

7.1.2 where any representation and undertaking Party A makes in Clause 2 herein have falsity, fraud, misleading statement or error;

7.1.3 where Party A violates any undertaking in Clause 6 of this Agreement;

7.1.4 where Party A refuses or intentionally delays the transaction of the procedures necessary for the registration of the pledge under this Agreement and fails to correct such action in time within ten (10) days as of the day when Party B requires in writing to do so;

7.1.5 where any external loan, guarantee, indemnity, undertaking or other compensation liability of Party A: (i) is required to be discharged or performed in advance due to an event of fefault; or (ii) is due but cannot be discharged or performed as scheduled, which makes Party B reasonably believe that the ability of Party A to perform its obligations under this Agreement has been materially and adversely affected;

7.1.6 where this Agreement becomes ineffective, revocable, unenforceable or Party A cannot continue performing its obligations under this Agreement in time and completely due to the fault (including omission) of Party A after the issuance of new laws and regulations;

7.1.7 where Party A violates any other term and condition of this Agreement;

7.1.8 other circumstances in which Party B cannot exercise and dispose the pledge due to the fault (including omission) of Party A;

7.1.9 Party A waives the pledged equity interests or transfers the pledged equity interests without prior written consent from the Party B;

7.1.10 Any approval, permits, licenses or authorization from the competent authority of the government needed to perform this Agreement or validate this Agreement are withdrawn, suspended, invalidated or materially amended; and

7.1.11 The property of Party A is adversely changed and causes Party B to deem that the capability of Party A to perform the obligations herein is affected.

7.2 If Party A knows or should have known the occurrence of any event stated above in Clause 7.1 or any matter that may incur the above events, it shall immediately notify Party B in writing.

7.3 Unless Party A immediately takes the measures satisfactory to Party B to correct the Event of Default listed in Clause 7.1 above, Party B may send written notice of exercising the pledge to Party A at any time upon or after the occurrence of Event of Default and demand (i) full payment of the outstanding fees pursuant to the Onshore Agreement and (ii) immediate performance of Kingold Jewelry and all its shareholders' obligations under the Onshore Agreements, and require disposal of the Pledged Equities pursuant to this Agreement.

7.4 The Event of Default provided in this Clause will not affect the exercise of other remedies by the parties pursuant to the currently effective PRC laws.

Clause 8 Exercise of Pledge

8.1 Subject to Clause 7.3, Party B can dispose the Pledged Equities at any time upon or after sending the notice for the exercise of the pledge according to the PRC laws.

8.2 Party B shall have the priority right to dispose all or part of Pledged Equities under this Agreement (including but not limited to purchase of shares at discounted price by agreement, sell at auction by law, sell-off Pledged Equities) as per legal procedures and be paid priorly from the sum gained from the disposal until all guaranteed liabilities of Kingold Jewelry and all its shareholders under the Onshore Agreements are discharged completely.

8.3 Where Party B disposes the Pledged Equities pursuant to this Agreement, Party A shall not set any obstacles but give necessary assistance so that Party B can realize its pledge.

Clause 9 Termination

Upon the date that all guaranteed liabilities of Kingold Jewelry and all its shareholders under the Onshore Agreements are fulfilled, this Agreement shall be terminated. In such case, Party B shall cancel the pledge registration under this Agreement as soon as possible within the reasonable and feasible period.

Clause 10 Taxes and Fees

All taxes and fees resulting from the execution and performance of this Agreement shall be borne by each party respectively pursuant to the applicable laws and regulations.

Clause 11 Liability in the Event of Default

Both parties shall sufficiently perform this Agreement. Either party breaching this Agreement shall bear the liability as arising therefrom and in relation thereto. If the breaching party causes damages to the other party, the breaching party shall compensate the other party for all such damages.

Clause 12 Governing Law

The execution, validity, effect, interpretation, performance and dispute solution of this Agreement shall be governed by the PRC laws.

Clause 13 Dispute Resolution

Party A and Party B agree that any dispute arising from or in relation to this Agreement shall first be settled by the friendly negotiation of both parties. If the negotiation fails within 45 days, either party shall have the right to file the dispute with China International Economic and Trade Arbitration Commission ("CIETAC") in Beijing for arbitration pursuant to the currently effective arbitration rules of CIETAC at the time of application. This arbitration shall be final and bind both parties and shall be enforceable in any court of competent jurisdiction. The arbitration fees shall be born by the losing party.

Clause 14 Effect, Change and Recession of this Agreement

14.1 This Agreement will come into effect as of the date that this Agreement is duly and legally executed by Party A and the authorized representative of Party B.

14.2 After this Agreement comes into effect, except otherwise provided by this Agreement, neither party shall amend or terminate this Agreement in advance. If it is necessary to amend or terminate this Agreement, both parties shall negotiate to reach a written agreement. Before such written agreement is reached, this Agreement shall remain in effect.

Clause 15 Physical Possession Of Documents

15.1 Party A shall deliver the physical possession of the Certificate of Registration on Pledge of the Shares (original) under this Agreement to Party B, provide the proper record of such registertion of Pledge made by Party A to Party B, and handle various approval and examination, registration and filling procedures required by the PRC laws within thirty (30) business days as of the date of execution of this Agreement or an earlier time agreed upon by the parties.

15.2 If subjects of the pledge change and such changes need to be registered or filed, Party A and Party B shall register or file such changes within five (5) business days as of the day of change, and shall deliver relevant registration of change or

filling documents.

15.3 During the term of the equity pledge, Party A shall instruct Kingold Jewelry not to distribute any dividends, or adopt any profits distribution plans; if Party A is entitled to collect any interests other than dividends and profits distribution plan, Party A shall instruct Kingold Jewelry to transfer such interests into cash and pay the same into the bank account designated by Party B in accordance with Party B's requirements, and Party A shall not use money deposited into the bank account without the prior written consent of Party B.

15.4 During the term of equity pledge, if Party A subscribes new capital contribution or accepts an equity transfer ("Newly-added Equities"), the Newly-added Equities shall be automatically become Pledged Equities under this Agreement, and Party A shall accomplish all the procedures with respect to the pledge of the Newly-added Equities within ten (10) business days after acquiring the Newly-added Equities. If Party A fails to accomplish the relevant procedures as specified in this Clause, the Party B shall have the right to exercise the pledge right under this Agreement.

Clause 16 General Terms

16.1 Entire Agreement

This Agreement hereto contain the entire understanding between the parties, no other representations, warranties or covenants having induced any party to execute this Agreement, and supersede all prior or contemporaneous agreements with respect to the subject matter hereof.

16.2 Amendment

Any amendment and/or rescission shall be in writing and signed by both parties or their authorized representatives. Such revision shall be a valid integral part of this Agreement.

16.3 Headings

The headings of any Clauses or other portion of this Agreement are for convenience only and are not to be considered in construing this Agreement.

16.4 Construction

References in this Agreement to "Clauses" and "Sections" shall be to the Clauses, Sections, Schedules and Exhibits of this Agreement, unless otherwise specifically provided; any use in this Agreement of the singular or plural, or the masculine, feminine or neuter gender, shall be deemed to include the others, unless the context otherwise requires; the words "herein", "hereof" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; the word "including" when used in this Agreement shall mean "including without limitation"; and except as otherwise specified in this Agreement, all references in this Agreement (i) to any agreement, document, certificate or other written instrument shall be a reference to such agreement, document, certificate or instrument, in each case together with all exhibits, schedules, attachments and appendices thereto, and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; and (ii) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time.

16.5 Transfer

16.5.1 Without the prior written consent of Party B, Party A shall not transfer all or part of their rights and obligations under this Agreement to any third party.

16.5.2 This Agreement is binding on Party A and its successor, and effective to Party B and every successor and transferee thereto.

16.5.3 Party B may at any time transfer all or part of its rights or obligations under this Agreement to a natural person or legal person it appoints. In such case, the transferee shall have and assume the rights and obligations that Party B has and assumes under this Agreement and Party A shall not have any objections.

16.5.4 After Party A is changed due to the transfer, all parties to the new pledge shall enter into a new pledge agreement as per the format of this Agreement.

16.6 Severability

Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.7 Waiver

No failure or delay of either party to enforce any right hereunder shall constitute a waiver of any such right hereunder. No waiver shall be effective hereunder unless in writing and a waiver shall only be effective for the specific act or circumstance for which it is given and not for any future act or circumstance.

16.8 Succession of this Agreement

This Agreement shall bind the successors and transferees of both parties.

16.9 Language

This Agreement is in both Chinese and English and executed by both parties, and the two versions have the same effect. Should there be any discrepancy between the two language versions, the Chinese version shall prevail.

16.10 Notices

All notices required or permitted under this Agreement shall be in writing and shall be sufficiently given only if mailed by registered or certified mail, return receipt requested, or sent by expedited or overnight delivery service with return receipt, or sent by telecopier with confirmed receipt, to the party to receive notice at the following addresses or at such other address as any party may, upon ten (10) days prior notice:

If to Party A: [No. 98, Luyushang Street, Jingling Office, Tianmen, Hubei Province]

With a copy to: [No. 98, Luyushang Street, Jingling Office, Tianmen, Hubei Province]

If to Party B: [5th Floor 1-3, No. Te 15, Economic Development Zone, Jiang'an District, Wuhan]

With a copy to: [5th Floor 1-3, No. Te 15, Economic Development Zone, Jiang'an District, Wuhan]

16.11 Copies of this Agreement

This Agreement shall be executed in four counterparts, each party holds one and the rests are used for the transaction of related formalities. Each of the copies shall be deemed as the original one and has the same effect.

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In witness hereof, both parties have executed this Agreement on the date specified on the first page of this Agreement by Party A and the authorized representative of Party B.

Party A: Yang Wen (signature): 杨文

Party B: Wuhan Vogue-Show Jewelry Co., Ltd. (seal) 武汉唯秀首饰有限公司

Authorized Representative (signature): 胡乔